Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
First Quarter 2023 Financial Results
____________
LOS ANGELES (May 8, 2023)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP"), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries, today announced financial results for the first quarter 2023.

"Our focus at Hudson Pacific remains on effectively managing the aspects of the company we can control in these unprecedented times,” said Victor Coleman, Chairman & CEO. "Even as more companies mandate in-office work and our leasing pipeline and tours at our assets are increasing, broader macroeconomic challenges continue to weigh on office fundamentals. We also must now address and work to minimize the impact of the national writers strike as it relates to our studio business. Our priorities remain executing on leasing, prudently allocating capital, reducing corporate expenses, proactively executing on asset sales, and further fortifying our balance sheet. We have a path to address all our maturities through 2025, and we recently received approval to bring our dividend policy in line with other capital preservation efforts as we move forward."

Financial Results Compared to First Quarter 2022
•Total revenue of $252.3 million up 3.2% compared to $244.5 million, primarily due to the acquisition of Quixote in the third quarter 2022
•Net loss attributable to common stockholders of $20.4 million, or $0.14 per diluted share, compared to net loss of $19.8 million, or $0.13 per diluted share, largely the result of higher interest expense on debt associated with the Quixote acquisition
•FFO, excluding specified items, of $49.7 million, or $0.35 per diluted share, compared to $75.2 million, or $0.50 per diluted share, primarily due to lower production activity impacting Quixote and, to a lesser extent, higher interest expense and lower office tenancy. Specified items consist of transaction-related expenses of $1.2 million, or $0.01 per diluted share, compared to prior year specified items of transaction-related expenses of $0.3 million, or $0.00 per diluted share, and a trade name non-cash impairment of $8.5 million, or $0.06 per diluted share
•FFO of $48.5 million, or $0.34 per diluted share, compared to $66.4 million, or $0.44 per diluted share
•AFFO of $35.0 million, or $0.24 per diluted share, compared to $58.8 million, or $0.39 per diluted share, largely due to aforementioned items affecting FFO
•Same-store cash NOI of $125.6 million up 7.2% compared to $117.2 million, mostly attributable to significant office lease commencements at Harlow and 1918 Eighth, as well as higher production-related revenue and lower operating expenses at Sunset Gower and Sunset Bronson Studios
Leasing
•Executed 75 new and renewal leases totaling 344,069 square feet, with an average lease size of 4,300 square feet and over 80% of that activity in the San Francisco Bay Area
•GAAP and cash rents decreased 2.8% and 4.9%, respectively, from prior levels, with the decline largely driven by a 20,000 square foot short-term renewal
•In-service office portfolio ended the quarter at 86.9% occupied and 88.7% leased, with decreases for both primarily attributable to small- to mid-sized expirations in the Peninsula and Silicon Valley
•On average over the trailing 12 months, the in-service studio portfolio was 86.3% leased, and the related 35 stages were 96.5% leased

Hudson Pacific Properties, Inc.
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Development
•Subsequent to the quarter, cash rents commenced May 1, 2023 on Google's full-building lease at One Westside office redevelopment, contributing $43.2 million of NOI annually
Dispositions
•Sold Skyway Landing office property in Redwood Shores, California for $102.0 million before closing adjustments
Balance Sheet as of March 31, 2023
•$828.3 million of total liquidity comprised of $163.3 million of unrestricted cash and cash equivalents and $665.0 million of undrawn capacity under the Company's unsecured revolving credit facility
•$93.4 million and $45.5 million of undrawn capacity under construction loans secured by One Westside/Westside Two and Sunset Glenoaks Studios, respectively
•The Company's share of net debt to the Company's share of undepreciated book value stood at 38.2% with no material maturities until the loan secured by One Westside, which is 100% leased to Google through 2036, matures in December 2024
•Investment grade credit rated, 66.2% of debt unsecured, and 90.3% fixed and capped rate debt
•Repaid $110.0 million of Series A notes, and applied $102.0 million of Skyway Landing sale proceeds to repay amounts outstanding on the Company's unsecured revolving credit facility
•Entered into interest rate swaps on the Company's $172.9 million pro rata share of the 1918 Eighth loan (effective February 2023) and on its $351.2 million net pro rata share of the Hollywood Media Portfolio loan (effective August 2023)
•Subsequent to the quarter, on April 18, 2023, repaid the Quixote loan for $150.0 million, a $10.0 million discount on the principal balance with funds from the Company's unsecured revolving credit facility
Dividend
•The Company's Board of Directors declared and paid dividends on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share, and on its 4.750% Series C cumulative preferred stock of $0.296875 per share, equivalent to an annual rate of $1.18750 per share
•Subsequent to quarter, the Company’s Board of Directors approved a 40% to 50% reduction in the common stock dividend, with the exact amount to be determined later this month
ESG Leadership
•Named an ENERGY STAR Partner of the Year for Sustained Excellence for the fifth consecutive year
Subsequent Event - Writers Strike
Effective May 2, 2023, after failing to reach an agreement with the Alliance of Motion Picture and Television Producers, the Writers Guild of America (WGA) elected to strike, derailing the production cycle of hundreds of domestically produced film and television shows. Contrary to previous strikes which have historically seen unusually high production activity in the months leading up to a potential strike, independently operated studios and related services such as the Company's experienced a significant slowdown in production activity as new scripted content was pre-emptively halted. That slowdown impacted the Company's first quarter operating results, particularly with respect to March. While the potential duration of the current strike remains unknown, there have been seven WGA strikes dating back to the early 1950's the length of which have ranged from 2 to 22 weeks, the last of which in 2007 to 2008 lasted approximately 14 weeks.

Hudson Pacific Properties, Inc.
Press Release

Updated 2023 Outlook
As noted last quarter, the Company's 2023 full-year FFO outlook excluded the impact of a disruption in studio operations in the event related union negotiations led to a strike and halt in production. Due to the uncertainty around the duration of a strike, the Company will continue to provide certain assumptions relevant to its full year 2023 office outlook, but will no longer provide an outlook for 2023 full-year FFO or studio-related assumptions. Current assumptions reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Unaudited, in thousands, except share data

	Full Year 2023
	Assumptions
Metric	Low	High
Growth in office same-store cash NOI(1)(2)	1.00%	2.00%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$18,000	$28,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(7,100)	$(9,100)
General and administrative expenses(4)	$(70,000)	$(76,000)
Interest expense(5)	$(204,000)	$(214,000)
Non-real estate depreciation and amortization	$(34,000)	$(36,000)
FFO from unconsolidated joint ventures	$500	$2,500
FFO attributable to non-controlling interests	$(43,500)	$(47,500)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	143,000,000	144,000,000
(1)Same-store office for the full year 2023 is defined as the 43 office properties owned and included in the Company's stabilized portfolio as of January 1, 2022, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2023.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $22,000 in 2023.
(5)Includes non-cash interest expense, which the Company estimates at $12,000 in 2023.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2023 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's first quarter 2023 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by

Hudson Pacific Properties, Inc.
Press Release

property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss first quarter 2023 financial results at 9:00 a.m. PT / 12:00 p.m. ET on May 9, 2023. Please dial (833) 470-1428 and enter passcode 927408 to access the call. International callers should dial (929) 526-1599 and enter the same passcode. A live, listen-only webcast and replay can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com
Media Contact
Laura Murray
Senior Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,790,335	$8,716,572
Accumulated depreciation and amortization	(1,619,164)	(1,541,271)
Investment in real estate, net	7,171,171	7,175,301
Non-real estate property, plant and equipment, net	124,465	130,289
Cash and cash equivalents	163,327	255,761
Restricted cash	19,571	29,970
Accounts receivable, net	15,176	16,820
Straight-line rent receivables, net	290,650	279,910
Deferred leasing costs and intangible assets, net	382,173	393,842
Operating lease right-of-use assets	399,063	401,051
Prepaid expenses and other assets, net	100,783	98,837
Investment in unconsolidated real estate entities	194,163	180,572
Goodwill	263,549	263,549
Assets associated with real estate held for sale	—	93,238
TOTAL ASSETS	$9,124,091	$9,319,140

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$4,433,546	$4,585,862
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	271,931	264,098
Operating lease liabilities	399,081	399,801
Intangible liabilities, net	32,443	34,091
Security deposits, prepaid rent and other	91,355	83,797
Liabilities associated with real estate held for sale	—	665
Total liabilities	5,294,492	5,434,450

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	120,902	125,044

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference,18,400,000 authorized; 17,000,000 shares outstanding at March 31, 2023 and December 31, 2022	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 140,888,769 shares and 141,054,478 shares outstanding at March 31, 2023 and December 31, 2022, respectively	1,403	1,409
Additional paid-in capital	2,835,061	2,889,967
Accumulated other comprehensive loss	(8,147)	(11,272)
Total HPP stockholders' equity	3,253,317	3,305,104
Non-controlling interest—members in consolidated real estate entities	375,960	377,756
Non-controlling interest—units in the operating partnership	69,605	66,971
Total equity	3,698,882	3,749,831
TOTAL LIABILITIES AND EQUITY	$9,124,091	$9,319,140

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
Unaudited, in thousands, except share data

	Three Months Ended March 31,
	2023	2022
REVENUES
Office
Rental revenues	$202,657	$206,192
Service and other revenues	3,976	5,208
Total office revenues	206,633	211,400
Studio
Rental revenues	16,253	13,394
Service and other revenues	29,377	19,719
Total studio revenues	45,630	33,113
Total revenues	252,263	244,513
OPERATING EXPENSES
Office operating expenses	74,054	73,631
Studio operating expenses	37,244	18,983
General and administrative	18,724	20,512
Depreciation and amortization	97,139	92,193
Total operating expenses	227,161	205,319
OTHER INCOME (EXPENSES)
(Loss) income from unconsolidated real estate entities	(745)	303
Fee income	2,402	1,071
Interest expense	(53,807)	(30,836)
Interest income	371	910
Management services reimbursement income—unconsolidated real estate entities	1,064	1,108
Management services expense—unconsolidated real estate entities	(1,064)	(1,108)
Transaction-related expenses	(1,186)	(256)
Unrealized gain on non-real estate investments	839	1,650
Gain on sale of real estate	7,046	—
Impairment loss	—	(20,503)
Other income	5,161	852
Total other expenses	(39,919)	(46,809)
Net loss	(14,817)	(7,615)
Net income attributable to Series A preferred units	(153)	(153)
Net income attributable to Series C preferred shares	(5,047)	(5,290)
Net income attributable to participating securities	(553)	(294)
Net income attributable to non-controlling interest in consolidated real estate entities	(1,031)	(8,561)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	894	1,890
Net loss attributable to common units in the operating partnership	282	230
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(20,425)	$(19,793)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.14)	$(0.13)
Net loss attributable to common stockholders—diluted	$(0.14)	$(0.13)
Weighted average shares of common stock outstanding—basic	141,025,021	149,187,994
Weighted average shares of common stock outstanding—diluted	141,025,021	149,187,994

Hudson Pacific Properties, Inc.
Press Release

Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended March 31,
	2023	2022
Net loss	$(14,817)	$(7,615)
Adjustments:
Depreciation and amortization—consolidated	97,139	92,193
Depreciation and amortization—non-real estate assets	(8,392)	(4,432)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,263	1,369
Gain on sale of real estate	(7,046)	—
Impairment loss—real estate assets	—	12,003
Unrealized gain on non-real estate investments	(839)	(1,650)
FFO attributable to non-controlling interests	(13,637)	(20,004)
FFO attributable to preferred shares and units	(5,200)	(5,443)
FFO to common stock/unit holders	48,471	66,421
Specified items impacting FFO:
Transaction-related expenses	1,186	256
Impairment loss—trade name	—	8,500
FFO (excluding specified items) to common stock/unit holders	$49,657	$75,177

Weighted average common stock/units outstanding—diluted	143,329	151,426
FFO per common stock/unit—diluted	$0.34	$0.44
FFO (excluding specified items) per common stock/unit—diluted	$0.35	$0.50

(1) We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2) HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
Press Release

Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended March 31,
	2023	2022
FFO (excluding specified items)	$49,657	$75,177
Adjustments:
GAAP non-cash revenue (straight-line rent and above/below-market rents)	(9,136)	(11,990)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,823	966
Non-real estate depreciation and amortization	8,392	4,432
Non-cash interest expense	4,676	2,403
Non-cash compensation expense	5,156	5,329
Recurring capital expenditures, tenant improvements and lease commissions	(25,525)	(17,499)
AFFO	$35,043	$58,818

(1) Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Hudson Pacific Properties, Inc.
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Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended March 31,
	2023	2022
Net loss	$(14,817)	$(7,615)
Adjustments:
Loss (income) from unconsolidated real estate entities	745	(303)
Fee income	(2,402)	(1,071)
Interest expense	53,807	30,836
Interest income	(371)	(910)
Management services reimbursement income—unconsolidated real estate entities	(1,064)	(1,108)
Management services expense—unconsolidated real estate entities	1,064	1,108
Transaction-related expenses	1,186	256
Unrealized gain on non-real estate investments	(839)	(1,650)
Gain on sale of real estate	(7,046)	—
Impairment loss	—	20,503
Other income	(5,161)	(852)
General and administrative	18,724	20,512
Depreciation and amortization	97,139	92,193
NOI	$140,965	$151,899

NOI Detail
Same-store office cash revenues	182,542	172,146
Straight-line rent	10,148	15,311
Amortization of above/below-market leases, net	1,591	2,680
Amortization of lease incentive costs	(282)	(400)
Same-store office revenues	193,999	189,737

Same-store studios cash revenues	21,904	19,807
Straight-line rent	494	590
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	22,389	20,388

Same-store revenues	216,388	210,125

Same-store office cash expenses	66,971	63,265
Straight-line rent	414	405
Non-cash portion of interest expense	35	24
Amortization of above/below-market ground leases, net	676	669
Same-store office expenses	68,096	64,363

Same-store studio cash expenses	11,920	11,532
Non-cash portion of interest expense	111	68
Same-store studio expenses	12,031	11,600

Same-store expenses	80,127	75,963

Same-store NOI	136,261	134,162
Non-same-store NOI	4,704	17,737
NOI	$140,965	$151,899

Hudson Pacific Properties, Inc.
Press Release

(1) We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.